SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 15, 2004

TRANSMERIDIAN EXPLORATION, INC.

(Exact name of Registrant as specified in its charter)

Delaware	333-60960	76-0644935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

397 N. Sam Houston Parkway E., Suite 300

Houston, Texas 77060

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (281) 999-9091

Not Applicable

(Former name or former address, if changed since last report)

TRANSMERIDIAN EXPLORATION, INC.

TABLE OF CONTENTS

FOR

CURRENT REPORT ON FORM 8-K

Item 5.	Other Events and Regulation FD Disclosure

Signature

Item 5.    Other Events and Regulation FD Disclosure

The Company has recently become aware of developments in a legal matter.  On May 28, 2003, Jim W. Tucker (the “Plaintiff”), the former Chief Financial Officer of the Company filed suit in the 359th District Court, Montgomery County, Texas, against Transmeridian Exploration, Inc., in connection with his separation from service with the Company on January 3, 2003.  The suit alleges breach of an oral employment agreement.  The Company was never served with notice and had no knowledge of this suit.  Counsel for the Plaintiff claimed they were unable to serve the Company’s registered agent with notice of this suit.  Based on these representations, the Court awarded the Plaintiff a Default Judgment on November 25, 2003, in the amount of $922,275.61.  The Company was notified of a Writ of Garnishment and Writ of Execution on March 29, 2004, and April 6, 2004, respectively.

On April 5, 2004, the Company filed a Petition for Bill of Review and a Motion to Vacate the Writ of Garnishment.  A hearing was held on the Motion to Vacate the Writ of Garnishment on April 8, 2004.  As of the date of this Current Report, the court had not rendered a ruling on the Company’s motion.  The Company believes it has valid legal arguments to have the Default Judgment overturned and also believes it has meritorious defenses to the allegations in the underlying suit.  If the Company is successful in reversing the Default Judgment, the case would be reinstated and would begin as if the Company had just been served notice.  The Company intends to vigorously contest this matter and pursue all legal remedies available to it.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMERIDIAN EXPLORATION, INC.

Date:	April 15, 2004	By:	/s/	Randall D. Keys
Randall D. Keys
Chief Financial Officer